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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DGSE Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	88-0097334

(State of incorporation or organization	(I.R.S. Employer Identification No.)

2817 Forest Lane, Dallas, Texas	75234

(Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $.01 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates:                                         (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The information required by this Item 1 is set forth under the caption “Description of DGSE Capital Stock” in the Registrant’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on Form S-4 (SEC File No. 333-140890) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on April 30, 2007, and is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to the Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	DGSE Companies, Inc.

Date	October 30, 2007

By	/s/ John Benson	John Benson Chief Financial Officer

     *Print the name and title of the signing officer under his signature.